Computer Associates Global Professional Services
Makes Strategic Investment in I-Storm

Agreement Brings Together Leaders In eBusiness IT Infrastructure and Online Storefront Operation

ISLANDIA, N.Y. and MOUNTAIN VIEW, CA, January 19, 2000 - Computer Associates International, Inc. (CA) and I-Storm, Inc. (ISTM) today announced a strategic alliance which will leverage the strengths of CA's Global Professional Services group's eBusiness infrastructure experience and I-Storm's e-commerce experience to finance, build, and operate world-class e-commerce storefronts with the critical back-end systems required by today's major corporations and retailers. Through this alliance, CA and I-Storm will take advantage of their combined expertise to create powerful eBusiness solutions for "brick and mortar" companies who want to quickly and effectively transition to "click and mortar"- and who are willing to share equity. Together, CA and I-Storm can deliver innovative eBusiness storefront solutions offering seamless back-end integration, full scalability, and unparalleled reliability to companies challenged by critical eBusiness initiatives.

Under the terms of the agreement, CA will acquire an equity interest in I-Storm, provide enterprise software as well as software development and systems integration services, and assemble a joint business development team focused on deploying robust, eBusiness solutions in the business-to-consumer and business-to-business spaces. CA will also acquire a seat on I-Storm's five-member Board of Directors.

"This alliance creates a major new force in the e-commerce world," said I-Storm President and CEO Cal Lai. "By combining I-Storm's expertise in e-commerce storefront development and operations with CA's unmatched prowess in eBusiness infrastructure services, we are now in a unique position to offer powerful 'click-and-mortar' solutions for Fortune 1000 companies struggling with their online programs. It's truly a 'win-win-win' arrangement for our eBusiness partners."

I-Storm's business model focuses on the co-development of new online channels for established brands using e-commerce knowledge and operational expertise to create robust eBusinesses. The combination of I-Storm's capabilities with CA Global Professional Services' vast experience implementing enterprise management technology offers the online marketplace a unique value.

"Our organizations truly have complementary strengths," said Chris Wagner, Executive Vice President and General Manager of CA Global Professional Services. "I-Storm has a deep understanding of eBusiness strategy, particularly as it relates to the online retail experience. Their e-merchandising expertise is outstanding. One of the key strengths of CA Global Professional Services is the ability to provide the end-to-end IT infrastructure powered by Unicenter TNG to enable eBusiness. Unquestionably, bringing together the strengths of both organizations creates a compelling value proposition for eBusiness clients."

The alliance also addresses the growing market revelation that deploying reliable systems and application management platforms is only a part of today's eBusiness requirements. Together with I-Storm, CA is delivering innovative Neugents and visualization technology that enables online retailers to quickly spot usage and buying patterns. The application of such advanced technology also enables clients to instrument and monitor Web applications, providing valuable insight into all facets of their eBusiness.

The alliance enhances the complete line of world-class eBusiness service offerings available from CA Global Professional Services. These offerings range from strategic "eBusiness transformation" planning and design to application development and fully supported Web and eBusiness solution hosting. With these offerings and the ability to tap into I-Storm's breadth of online retail experience, CA Global Professional Services offers clients a single, end-to-end vendor with which to partner for advanced eBusiness initiatives.

Computer Associates International, Inc. (NYSE: CA), the world's leading business software company, delivers the end-to-end infrastructure to enable eBusiness through innovative technology, education and support services. CA has 17,500 employees worldwide and had revenue of $5.3 billion in fiscal year 1999. For more information, visit www.cai.com.

Computer Associates Global Professional Services has over 4,000 consultants in 44 countries around the world delivering technology solutions for clients in the areas of enterprise systems management, application development and integration, knowledge management, eBusiness infrastructure, security, and visualization. Specific services include business assessment and consulting, implementation, education and outsourcing. For more information on Global Professional Services, please visit www.cai.com/gps/

I-Storm, Inc. (OTC BB: ISTM) partners with successful brands to co-develop, co-fund, and co-manage aggressive e-commerce ventures. I-Storm's expertise in e-business strategy, site development, and retail operations, coupled with its willingness to invest in the opportunities it identifies, affords Fortune 1000 companies a unique opportunity to quickly get to market with highly competitive e-commerce systems. Combining the roles of an outsource service provider and an e-business incubator, I-Storm builds and operates world-class online selling systems, harnessing best-of-breed technologies and innovative business practices drawn from its experience as a Silicon Valley pioneer in e-commerce and interactive marketing. By leveraging the existing brand, fulfillment, and support infrastructures of its partners, I-Storm is able to focus entirely on site development and growth, sharing in the risks and rewards of the new channel. For more information please visit I-Storm at www.i-storm.com/

# # #

All referenced product names are trademarks of their respective companies.

The statements made in this release that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ include, but are not limited to, the impact of competitive products and services, each company's ability to manage growth and to develop e-business, the effect of economic and business conditions, changes in technology and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.